                                                                    EXHIBIT 10.1


                               November 18, 1996



Oneida Rostone Corp.
104 South Warner Street
Oneida, New York 13421

Oneida Molded Plastics, Corp.
  of North Carolina
Route 70, East
P.O. Box 568
Clayton, North Carolina 27520

     Re:  Amendment No. 2 to Loan and Security Agreement
          ----------------------------------------------

Gentlemen:

     Reference is made to the Loan and Security Agreement, dated February 2, 1996 (the "Loan Agreement"), by and among Congress Financial Corporation ("Lender"), Oneida Rostone Corp. ("ORC") and Oneida Molded Plastics, Corp. of North Carolina ("OMPC-NC"; together with ORC, each individually a "Borrower" and collectively, "Borrowers"), as amended by Amendment No. 1 to Loan and Security Agreement, dated October 21, 1996, together with all other agreements, documents, supplements and instruments now or at any time hereafter executed and/or delivered by Borrowers or any other person, with to or in favor of Lender in connection therewith (all of the foregoing, together with this Amendment and the agreements and instruments delivered hereunder, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     ORC and OMPC-NC have requested that Lender (a) increase permanently the Maximum Credit from $16,000,000 to $20,000,000, (b) provide $1,000,000 in temporary additional Revolving Loan availability, (c) permit ORC to incur certain subordinated indebtedness to Reunion in connection with the repayment of such temporary additional Revolving Loan availability, (d) enter into certain amendments and grant certain consents in connection with the purchase by ORC of substantially all of the assets, properties and business of, and the assumption of certain liabilities of, Quality Molded Products, Inc., and permit ORC to enter into a consulting and non-competition agreement with Don A. Owen in connection therewith, and (e) enter into certain amendments and grant certain consents in connection with the merger of OMPC-NC with and into ORC, with ORC as the surviving corporation.

     Lender is willing to agree to the foregoing to the extent set forth herein and subject to the terms and conditions set forth herein.

          1.   Definitions.
               -----------

               (a) Additional Definitions. As used herein or in any of the other Financing Agreements, the following terms shall have the respective meanings set forth below, and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:

                   (i) "BBT" shall mean Branch Banking and Trust Company, a North Carolina banking corporation, and its successors and assigns.

                   (ii) "OMPC-NC Merger" shall mean the merger of OMPC-NC with and into ORC, with ORC as the surviving corporation.

                   (iii) "OMPC-NC Merger Agreements" shall mean the Certificates of Merger, dated of even date herewith, of ORC and OMPC-NC and all related agreements, documents, consents and instruments as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                   (iv) "Overformula Limit" shall mean the amount of $1,000,000, subject to reduction pursuant to Section 5 hereof.

                   (v) "Overformula Loans" shall have the meaning set forth in
Section 5(a) hereof.

                   (vi) "Overformula Period" shall mean the period commencing on the date hereof and ending on February 14, 1997.

                   (vii) "Owen" shall mean Don A. Owen, and his heirs, executors, legal representatives, successors and assigns.

                   (viii) "Owen Noncompetition Agreement" shall mean the Consulting and Noncompetition Agreement, dated of even date herewith, between ORC and Owen, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                   (ix) "QMP" shall mean Quality Molded Products, Inc., a North Carolina corporation, and its successors

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and assigns, but not including ORC as assignee under any of the QMP Purchase
Agreements.

                  (x) "QMP Purchase Agreements" shall mean, individually and collectively, the Asset Purchase Agreement, dated November __, 1996, among ORC, Owen and QMP, together with bills of sale, deeds, assignment and assumption agreements and such other instruments of transfer as are referred to therein and all side letters with respect thereto, and all agreements, documents and instruments executed and/or delivered in connection therewith, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (xi) "QMP Purchase Price" shall have the meaning set forth in Section 2 hereof.

                  (xii) "QMP Purchased Assets" shall mean all of the assets and properties acquired by ORC from QMP pursuant to the QMP Purchase Agreements.

                  (xiii) "Reunion Limited Guarantee" shall mean the Limited Guarantee, dated of even date herewith, by Reunion in favor of Lender pursuant to which Reunion has agreed to absolutely and unconditionally guarantee the payment and performance of the Obligations of ORC to the extent provided therein, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (xiv) "Reunion Indemnity Agreement" shall mean the Indemnity Agreement, dated of even date herewith, by Reunion in favor of Lender pursuant to which Reunion has, among other things, agreed to indemnify Lender and the other Indemnified Parties referred to therein from and against all liabilities arising in connection with non-compliance by ORC or QMP with the Bulk Sales Law of Article 6 of the Uniform Commercial Code of the State of North Carolina, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (xv) "Reunion/ORC Letter" shall mean the letter, dated of even date hereof, between Reunion and ORC providing for, among other things, the agreement by Reunion to make the Reunion November 1996 Subordinated Loan in connection with the payment by ORC of the QMP Purchase Price, and, if necessary, the Reunion February 1997 Subordinated Loan in connection with the repayment of the Overformula Loans and reduction of the Overformula Limit as provided herein, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

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                  (xvi) "Reunion November 1996 Subordinated Loan" shall mean the unsecured subordinated loan made on the date hereof by Reunion to ORC in the original principal amount of $2,000,000 to fund a portion of the QMP Purchase Price.

                  (xvii) "Reunion February 1997 Subordinated Loan" shall mean the unsecured subordinated loan (when and if made) by Reunion to ORC in the amount required to repay in full the unpaid balance of the Overformula Loans (if any) outstanding on the last day of the Overformula Period.

                  (xviii) "Second Amended and Restated ORC Term Note" shall mean the Second Amended and Restated Term Promissory Note, dated of even date herewith, made by ORC payable to Lender in the original principal amount of $9,271,025, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (xix) "Sunbeam" shall mean Sunbeam Outdoor Products, f/k/a Rubbermaid Specialty Products, Inc., and its successors and assigns.

             (b)  Amendments to Definitions.
                  -------------------------

                  (i) Amended and Restated ORC Term Note. All references to the term "Amended and Restated ORC Term Note" in the Loan Agreement and the other Financing Agreements are hereby amended to mean the "Second Amended and Restated ORC Term Note", as defined herein.

                  (ii) Borrowers. Effective upon consummation of the OMPC-NC Merger, all references to "Borrower" or "Borrowers" and to "Debtor" or "Debtors" or words of similar import contained in the Loan Agreement and the other Financing Agreements are hereby amended to mean only ORC, as the surviving corporation of the OMPC-NC Merger.

                  (iii) Maximum Credit. Section 1.37 of the Loan Agreement is hereby deleted in its entirety and replaced with the following, effective as of the date hereof:

                        "1.37 "Maximum Credit" shall mean the amount of $20,000,000."

                  (iv) Mortgages. All references to the term "Mortgages" in the Loan Agreement and the other Financing Agreements are hereby amended to include, without limitation, the Deed of Trust and Security Agreement, dated of even date herewith, by ORC in favor of Kenneth M. Greene as trustee for the benefit of Lender, and Lender with respect to the Real Property and related assets of ORC acquired from QMP pursuant to the QMP Purchase Agreements and located in Chatham County, North

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Carolina, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                  (v) OMPC-NC. Effective upon consummation of the OMPC-NC Merger, all references to the term "OMPC-NC" in the Loan Agreement and the other Financing Agreements are hereby amended to mean ORC, as successor of the merger of OMPC-NC with and into ORC, with ORC as the surviving corporation, pursuant to the OMPC-NC Merger Agreements and applicable law; provided, however, that the references to the Excess Availability of OMPC-NC contained in Sections 10.10(e),
(f), (g), (h), (i), (j) and (l) of the Loan Agreement and contained in the various subordination agreements delivered in favor of Lender as contemplated by such Sections shall be deemed amended and shall be construed in such manner as to maintain at $1,000,000 the Excess Availability requirement contained in such provisions as applied to ORC, as the surviving corporation of the OMPC-NC Merger.

                  (vi) ORC. Effective upon consummation of the OMPC-NC Merger, all references to the term "ORC" contained herein and in the Loan Agreement and the other Financing Agreements are hereby amended to mean Oneida Rostone Corp., as successor of the merger of OMPC-NC with and into Oneida Rostone Corp., with Oneida Rostone Corp. as the surviving corporation, pursuant to the OMPC-NC Merger Agreements and applicable law.

                  (vii) ORC Term Loan. Effective upon consummation of the OMPC-NC Merger, all references to the term "ORC Term Loan" herein and in the Loan Agreement and the other Financing Agreements are hereby amended to mean the outstanding Obligations owed to Lender by ORC consisting of the indebtedness evidenced by the Second Amended and Restated ORC Term Note.

                  (viii) Revolving Loans. All references to the term "Revolving Loans" herein and in the Loan Agreement and the other Financing Agreements are hereby amended to include, without limitation, the Overformula Loans.

          2. Consents. Subject to the terms and conditions contained herein and in the Loan Agreement and the other Financing Agreements, Lender consents to
(a) the purchase by ORC of the QMP Purchased Assets pursuant to the QMP Purchase Agreements (as in effect on the date hereof), including the fulfillment (not merely the waiver, except as may be consented to in writing by Lender) of all conditions precedent to the obligations of the parties to the QMP Purchase Agreements to close the transactions contemplated thereunder, (b) ORC's use of the proceeds received by ORC (i) from the Reunion November 1996 Subordinated Loan in an amount not less than $2,000,000, and (ii) from the additional, single advance by Lender to ORC in the amount of $3,695,000 constituting a portion of the ORC Term Loan

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as provided in Section 7 hereof, (iii) from Revolving Loans made by Lender to
ORC in accordance with Section 5 hereof (including the portion thereof, up to $1,000,000 constituting an Overformula Loan hereunder), for the payment by ORC, in consideration of the purchase by ORC of the QMP Purchased Assets pursuant to the QMP Purchase Agreements (as in effect on the date hereof) of an amount, subject to adjustment, but not greater than $8,000,000 (the "QMP Purchase Price") consisting of cash payments, amounts delivered in escrow and the assumption of certain indebtedness owed by QMP to BBT, which indebtedness to BBT will be repaid contemporaneously herewith, (c) the payment by ORC of an amount, not to exceed $240,000, in payment of the broker's fee payable to First Commercial Group upon closing of the acquisition contemplated by the QMP Purchase Agreements, (d) the Owen Noncompetition Agreement, (e) the incurrence of the indebtedness of ORC to Reunion arising pursuant to the Reunion November 1996 Subordinated Loan and the Reunion February 1997 Subordinated Loan (when and if made), and (f) the merger of OMPC-NC with and into ORC, with ORC as the surviving corporation, pursuant to the OMPC-NC Merger Agreements (as in effect on the date hereof) and applicable laws.

          3. Collateral. ORC hereby acknowledges, confirms and agrees that the Collateral does and shall include, without limitation, all of the QMP Purchased Assets and the products and proceeds thereof. To secure payment and performance of all obligations, ORC hereby grants to Lender, and hereby confirms, reaffirms and restates the prior grant to Lender under the Loan Agreement and the other Financing Agreements of, a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, all of the Collateral.

          4. Location of QMP Purchased Assets. ORC represents and warrants to Lender that the QMP Purchased Assets consisting of tangible property are located only at 920 East Raleigh Street, Siler City, North Carolina.

          5.   Temporary Overformula Loans.

               (a) In addition to the Revolving Loans that may otherwise be made available by Lender to Borrower pursuant to the lending formulas and subject to the sublimits and Availability Reserves set forth in and established pursuant to the Loan Agreement, upon the request of Borrower, Lender agrees, subject to the terms and conditions contained herein and all other terms and conditions of the Loan Agreement, to make available to Borrower, during the Overformula Period, additional Revolving Loans in excess of the amount of Revolving Loans otherwise determined by Lender to be available to Borrower at such time pursuant to
Section 3.1 of the Loan Agreement as amended hereby (such excess, if any, from time to time, the "Overformula

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Loans"), by an amount not to exceed the Overformula Limit.  The Overformula
Loans (i) shall be repaid, on or prior to the expiration of the Overformula Period, without notice or demand by Lender, together with interest and all other amounts due thereon, in accordance with the provisions of this Amendment, the Loan Agreement as amended hereby and the other Financing Agreements and (ii) shall be secured by all of the Collateral (except for the Real Property of ORC located in the State of New York).

              (b) On the last day of the Overformula Period, the Overformula Limit shall be reduced permanently to zero ($0), and, in accordance with the Reunion/ORC Letter, Reunion shall make the Reunion February 1997 Subordinated Loan to ORC for application to the Obligations to the extent and in the amount required to repay in full the then outstanding amount of Overformula Loans (if any).

              (c) During the Overformula Period, but only so long as no Event of Default has occurred, (i) the Overformula Limit shall be included under Section 1.24(a)(i) of the Loan Agreement in determining Excess Availability of ORC and
(ii) all outstanding Overformula Loans shall be included as outstanding Obligations under Section 1.24(b)(i) of the Loan Agreement in determining Excess Availability of ORC at any time during such period.

          6. Inventory Sublimit. Effective upon consummation of the OMPC-NC Merger, Section 3.1(a) of the Loan Agreement is hereby amended by deleting the amount "$2,200,000" appearing in clause (B)(1) of Section 3.1(a)(ii) and substituting therefor the amount "$3,000,000", replacing the word "or" appearing at the end of Section 3.1(a)(ii) with the word "less", deleting Section 3.1(a)(iii) in its entirety, and renumbering Section 3.1(a)(iv) to be Section 3.1(a)(iii).

          7.  ORC Term Loan.
              -------------

              (a) On the date hereof, upon consummation of the OMPC-NC Merger, subject to the other terms and conditions contained herein and the other terms and conditions of the Loan Agreement, Lender is making an additional, single advance to ORC in the amount of $3,695,000, which advance, together with the unpaid principal amount outstanding in respect of the ORC Term Loan as in effect prior to this Amendment, plus the unpaid principal amount outstanding in respect of the OMPC-NC Term Loan as in effect prior to this Amendment, shall all be consolidated into a single loan, constituting the ORC Term Loan, which shall be in the original principal amount of $9,271,025, which amount, together with interest accrued and accruing thereon, is owed and shall be paid by ORC to Lender, without offset, defense or counterclaim of any kind, nature and description.

              (b) The ORC Term Loan shall be (i) evidenced by the Second Amended and Restated ORC Term Note, executed and delivered by ORC to Lender concurrently with the consummation of the OMPC-NC Merger, (ii) repaid, together with interest and other amounts due thereunder in accordance with the terms and provisions of the Second Amended and Restated ORC Term Note, the Loan Agreement and the other Financing Agreements, and (iii) secured by all of the Collateral.

              (c) None of the provisions of Section 7(a) hereof or elsewhere contained herein and none of the provisions of the Second Amended and Restated ORC Term Note, shall, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish or constitute a novation in respect of, any of the outstanding Obligations arising in respect of the Term Loans under the Loan Agreement or any of the other Financing Agreements, and the liens and security interests securing such Obligations shall not in any manner be impaired, limited, terminated, waived or released.

          8. Use of Proceeds. ORC shall use the initial proceeds of the Overformula Loans and the additional, single advance constituting a portion of the ORC Term Loan as provided in Section 7 hereof only for the payment of the QMP Purchase Price and the costs, expenses and fees in connection with this Amendment and the transactions contemplated hereunder.

          9. Ratification. Without limiting the acknowledgments, confirmations and agreements of ORC contained in Section 7 hereof, ORC hereby acknowledges, confirms, and agrees that upon consummation of the OMPC-NC Merger, by operation of law, the OMPC-NC Merger Agreements and this Amendment:

              (a) ORC, as the surviving corporation pursuant to the OMPC-NC Merger, is and shall continue to be directly and primarily liable in all respects for the Obligations of OMPC-NC arising prior to the effective time of the OMPC-NC Merger.

              (b) Lender has and shall continue to have valid and perfected security interests, liens and rights in and to all of the assets and properties of OMPC-NC, which ORC shall own and hold as the surviving corporation pursuant to the OMPC-NC Merger and applicable laws, and which assets and properties shall be deemed included in the Collateral, and such security interests, liens and rights and their perfection and priority shall continue in all respects in full force and effect; and

              (c) Without limiting the generality of the foregoing, (i) the OMPC-NC Merger shall in no way, limit, impair or adversely affect the Obligations now or hereafter owed to Lender or any security interests or liens in the assets and properties of ORC securing the same and (ii) the security

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interests, liens and rights of Lender in and to all of the assets and properties of ORC, as the surviving corporation pursuant to the OMPC-NC Merger, shall continue to secure all Obligations of OMPC-NC arising prior to the effective time of the OMPC-NC Merger, in addition to all other existing and future Obligations of ORC to Lender.

          10. Indebtedness.
              ------------

              (a) Effective upon the consummation of the OMPC-NC Merger, Section 10.10(d) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

              "(d) unsecured indebtedness of ORC, as the surviving corporation of the OMPC-NC Merger, consisting of (x) a monthly credit support fee owed to Charles Bradley pursuant to the Credit Support Fee Agreement, dated the date hereof, by and among ORC, OMPC-NC and Charles Bradley in a monthly amount not to exceed one twelfth of one (1/12 of 1%) percent of the Principal Liability (as defined in the Limited Guarantee) then in effect as provided in the Limited Guarantee, and (y) a monthly credit support fee owed to Charles Bradley pursuant to the Supplemental Credit Support Fee Agreement, dated November __, 1996, by and between ORC and Charles Bradley in a monthly amount not to exceed $833.33, all of which indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment in full of all of the Obligations in accordance with a written subordination agreement between Lender and Charles Bradley in form and substance satisfactory to Lender; provided, that: (i) ORC shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited to, any prepayments, other than regularly scheduled monthly payments by ORC in accordance with such Credit Support Fee Agreement as in effect on the date hereof and such Supplemental Credit Support Fee Agreement as in effect on the date of execution and delivery thereof and so long as, in each case (A) no Event of Default or condition or event which with notice or passage of time or both would constitute an Event of Default has occurred or exists or would occur or exist after giving effect to such payment and (B) ORC shall have Excess Availability of not less than $1,000,000 for the period of thirty (30) consecutive days immediately prior to making and immediately after giving effect to and such payments, (ii) ORC shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) ORC shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by ORC or on irs behalf, promptly after receipt thereof, or sent by ORC or on its behalf, concurrently with the sending thereof, as the case may be;"

              (b) Section 10.10 of the Loan Agreement is hereby amended by deleting the word "and" at the end of Section 10.10(k), replacing the period with a semicolon and adding the word "and" at the end of Section 10.10(l) and adding new Sections 10.10(m) and 10.10(n) thereto as follows:

              "(m) unsecured obligations of ORC to Owen evidenced by the Owen Noncompetition Agreement; provided, that: (i) ORC shall not, directly or indirectly, make any payments in respect of such obligations, including, but not limited to, any payments or prepayments, of principal, interest or other sums, other than regularly scheduled payments when due in accordance with the Owen Noncompetition Agreement, as in effect on the execution date thereof, (ii) ORC shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such obligations or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such obligations, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) ORC shall furnish to Lender all notices, demands or other materials concerning such obligations either received by Borrower or on its behalf, promptly after receipt thereof, or sent by ORC or on its behalf, concurrently with the sending thereof, as the case may be; and

              "(n) unsecured indebtedness of ORC to Reunion consisting of (x) the Reunion November 1996 Subordinated Loan evidenced by a subordinated promissory note, dated November __, 1996, by ORC payable to Reunion so long as all of the proceeds of such loan are used by ORC to fund a portion of the QMP Purchase Price and (y) the Reunion February 1997 Subordinated Loan (when and if made) to be evidenced by a subordinated promissory note to be executed and delivered by ORC payable to Reunion so long as the proceeds of such loan, when made, are used by or for the account of ORC to repay the then outstanding amount of Overformula Loans (if any) on the last day of the Overformula Period as provided in Section 5 of Amendment No. 2 to Loan and Security, dated November __, 1996, between Borrowers and Lender, and provided, that, in the case of the indebtedness referred to in clauses (x) and (y), all of such indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior indefeasible payment in full of all of the Obligations in accordance with a written subordination agreement between Lender and Reunion in form and substance satisfactory to Lender; provided, further, that: (i) ORC shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited to, any payments or prepayments, of principal, interest or other sums, other than regularly scheduled monthly payments of interest accruing after the date of the making of such loans in accordance with such subordinated promissory notes to be executed and delivered to evidence such indebtedness, each as in effect on the execution date thereof, so long as (A) no Event of Default or condition or event which with notice or passage of time or both would constitute an Event of Default has occurred or exists or would occur or exist after giving effect to such payment and (B) ORC shall have Excess Availability of not less than $1,000,000 for the period of thirty (30) consecutive days immediately prior to making and immediately after giving effect to such payment,
          (ii) ORC shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) ORC shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by ORC or on its behalf, promptly after receipt thereof, or sent by ORC or on its behalf, concurrently with the sending thereof, as the case may be."

          11. Working Capital. Section 10.15 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

               "10.15 Working Capital". Borrowers shall, at all times, maintain Working Capital, determined for ORC and its subsidiaries on a consolidated basis, of not less than $1,450,000."

          12. Information Certificates and Schedules.
              --------------------------------------

              (a) Upon the consummation of the OMPC-NC Merger, the Information Certificate, dated February 2, 1996, of ORC and the Information Certificate, dated February 2, 1996, of OMPC-NC, collectively attached as Exhibit A to the Loan Agreement, are deleted in their entireties and replaced with the Amended and Restated Information Certificate, dated the date hereof, of ORC attached hereto as Exhibit A.

              (b) Schedule 9.4 to the Loan Agreement is hereby amended by including the additional information set forth on Exhibit B attached hereto and
Schedule 9.8 to the Loan Agreement is hereby amended by including the additional information set forth on Exhibit C attached hereto.

          13. Amendment Fee. In addition to all other fees, charges, interest and expenses payable by Borrowers to Lender under the Financing Agreements, Borrowers shall pay to Lender a fee for entering into this Amendment in the amount of $50,000, which amount is fully earned and payable as of the date hereof and may, at Lender's option, be charged directly to ORC's Revolving Loan account maintained by Lender.

          14. Additional Representations, Warranties and Covenants. Borrowers, jointly and severally, represent, warrant and covenant with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of any and all Loans by Lender to Borrowers and/or to ORC, as the surviving corporation of the OMPC-NC Merger:

              (a) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments made and consents granted by Lender pursuant to this Amendment).

              (b) This Amendment and each other agreement or instrument to be executed and delivered by Borrowers hereunder has been duly executed and delivered by Borrowers and is in full force and effect as of the date hereof, and the agreements and obligations of Borrowers contained herein and therein constitute legal, valid and binding obligations of Borrowers enforceable against Borrowers in accordance with their terms.

              (c) Neither the execution and delivery of the QMP Purchase Agreements or the OMPC-NC Merger Agreements, nor the consummation of the transactions contemplated by the QMP Purchase

Agreements or the OMPC-NC Merger Agreements, nor compliance with the provisions of the QMP Purchase Agreements or the OMPC-NC Merger Agreements or instruments thereunder, as the case may be, shall result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, other than the lien of Lender pursuant hereto and the Loan Agreement and the other Financing Agreements.

              (d) The QMP Purchase Agreements and the transactions contemplated thereunder have been duly executed, delivered and, contemporaneously herewith, have been performed in accordance with their terms by the respective parties thereto in all respects, including the fulfillment (not merely the waiver, except as may be consented to in writing by Lender) of all conditions precedent to the obligations of the parties to close the transactions contemplated thereunder, and ORC has acquired and presently has good and marketable title to the QMP Purchased Assets, free and clear of all claims, liens, pledges and encumbrances of any kind, except as permitted under the Loan Agreement as amended hereby.

              (e) On or before the close of business on the date hereof, the OMPC-NC Merger shall become effective in accordance with the terms of the OMPC-NC Merger Agreements and the provisions of corporation statutes of the states of New York and North Carolina, and ORC shall be the surviving corporation pursuant to the OMPC-NC Merger Agreements and applicable law.

              (f) All actions and proceedings required by the QMP Purchase Agreements and the OMPC-NC Merger Agreements, applicable law or regulation (including, but not limited to, if applicable, compliance with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended) have been duly and validly taken and have occurred, excluding, however, compliance with Article 6 of the North Carolina Uniform Commercial Code, if applicable, compliance with which by QMP has been waived by ORC upon QMP's and Owen's indemnification of ORC for claims relating thereto as provided in the QMP Purchase Agreements (as in effect on the date hereof).

              (g) No court of competent jurisdiction has issued any injunction, restraining order or other order which prohibits consummation of the transactions described in the QMP Purchase Agreements or the OMPC-NC Merger Agreements and no governmental or other action or proceeding has been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in or contemplated by the QMP Purchase Agreements or the OMPC-NC Merger Agreements.

              (h) ORC has delivered, or caused to be delivered, to Lender, true, correct and complete copies of the QMP Purchase Agreements and the OMPC-NC Merger Agreements.

              (i) Neither the execution and delivery of the QMP Purchase Agreements or the OMPC-NC Merger Agreements nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof, has violated or shall violate any federal or state securities laws or any other law or regulation or any order or decree of any court or governmental instrumentality in any respect (except for any non-compliance by QMP with Article 6 of the North Carolina Uniform Commercial Code, if applicable, upon the waiver by ORC of such compliance as described in Section 14(f) hereof) or does or shall conflict with or result in the breach of, or constitute a default in any respect under, any indenture, mortgage, deed of trust, security agreement, lease, agreement or instrument to which ORC or OMPC-NC or, to ORC's knowledge, QMP is a party or may be bound, or violate any provision of the Certificate of Incorporation or By-Laws of ORC or, to ORC's knowledge, QMP, or, in the case of the OMPC-NC Merger, violate any provision of the Certificate of Incorporation or By-Laws of OMPC-NC.

              (j) Within ninety (90) days from the date hereof, ORC agrees to deliver to Lender, in form and substance satisfactory to Lender, evidence that the Real Property of ORC located in Siler City, North Carolina acquired pursuant to the QMP Purchase Agreements is classified as an industrial zone under applicable state and local laws of the State of North Carolina.

          15. Conditions to Effectiveness of Amendment. The effectiveness of the amendments and consents pursuant to this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

              (a) Lender shall have received an executed original or executed original counterparts of this Amendment (as the case may be), duly authorized, executed and delivered by the respective party or parties hereto;

              (b) Lender shall have received, in form and substance satisfactory to Lender, evidence that the QMP Purchase Agreements and the OMPC-NC Merger Agreements have been duly authorized, executed and delivered by and to the appropriate parties thereto, that the transactions contemplated under the terms and conditions of the QMP Purchase Agreements have been consummated prior to or contemporaneously with the execution of this Amendment;

              (c) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by BBT of its financing arrangements with ORC, as assumed by ORC pursuant to the QMP Purchase Agreements, and the termination and release by BBT of any interest in and to any assets and properties of QMP constituting any of the QMP Purchased Assets, and of any interest in the assets and properties of ORC, duly authorized, executed and delivered by BBT, including, but not limited to, (i) UCC-3 Termination Statements for all UCC Financing Statements previously filed by it, as secured party, and QMP, as debtor, and (ii) satisfactions and discharges of any mortgages, deeds or trusts or deeds to secured debt by QMP in favor of it covering any of the Real Property located in Chatham County, North Carolina, in form acceptable for recording in the appropriate governmental office located in Chatham County, North Carolina;

              (d) Lender shall have received evidence, in form and substance satisfactory to Lender, that the OMPC-NC Merger will be consummated by the close of business on the date hereof.

              (e) Lender shall have received, in form and substance satisfactory to Lender, the Second Amended and Restated ORC Term Note, duly authorized, executed and delivered by ORC;

              (f) Lender shall have received, in form and substance satisfactory to Lender, each duly authorized, executed and delivered (i) a Deed of Trust and Security Agreement by ORC in favor of Kenneth M. Greene, as trustee, for the benefit of Lender with respect to the Real Property and related assets of ORC acquired from QMP located in Chatham County, North Carolina, (ii) a Mortgage Modification Agreement with respect to the Mortgage and Security Agreement, dated February 2, 1996, by ORC in favor of Lender for filing in Tippecanoe County, Indiana, and (iii) a Mortgage Modification Agreement with respect to the Amended and Restated Mortgage and Security Agreement, dated February 2, 1996, by ORC in favor of Lender for filing in Madison County, New York and Oswego County, New York;

              (g) Lender shall have received an environmental Phase I and Phase II site report with respect to ORC's Real Property to be acquired from QMP and located in Chatham County, North Carolina, conducted by an independent environmental engineering firm acceptable to Lender, and in form, scope and methodology satisfactory to Lender, confirming (i) that the past and present operation, use and condition of such Real Property has been in compliance with all material applicable Environmental Laws and (ii) the absence of any material environmental problems;

              (h) Lender shall have received, in form and substance satisfactory to Lender, a valid and effective title insurance policy and/or updating endorsements issued by a company and agent acceptable to Lender (i) insuring the priority, amount and sufficiency of the Mortgages, (ii) insuring against matters that would be disclosed by surveys and (iii) containing any legally available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests;

              (i) Lender shall have received, in form and substance, satisfactory to Lender, originals of the following, each duly authorized, executed and delivered:

                    (i) a Supplemental Limited Guarantee by Charles Bradley with respect to the Obligations of ORC;

                    (ii)   the Reunion Limited Guarantee;

                    (iii)  the Reunion Indemnity Agreement; and

                    (iv)   the Reunion/ORC Letter; and

                    (v) a Subordinated Promissory Note, dated of even date herewith, by ORC payable to Reunion in the original principal amount of $2,000,000 evidencing the indebtedness consisting of the Reunion November 1996 Subordinated Loan.

              (j) Lender shall have received, in form and substance satisfactory to Lender, (i) a letter agreement from Reunion in favor of Lender acknowledging that each of the Reunion November 1996 Subordinated Loan and the Reunion February 1997 Subordinated Loan (when and if made) shall be subordinated in right of payment to the right of Lender to receive the prior indefeasible payment in full of all of the Obligations pursuant to the Subordination Agreement, dated February 2, 1996, between Lender and Reunion, as acknowledged by Borrowers, duly authorized, executed and delivered by Reunion and Borrowers and (ii) a letter agreement from Charles Bradley in favor of Lender acknowledging that the indebtedness consisting of the Supplemental Credit Support Fee Agreement, dated of even date herewith, between ORC and Charles Bradley shall be subordinated in right of payment to the right of Lender to receive the prior indefensible payment in full of all of the Obligations pursuant to the Subordination Agreement, dated February 2, 1996, between Lender and Charles Bradley, as acknowledged by ORC, duly authorized, executed and delivered by Charles Bradley and ORC;

              (k) Lender shall have received, in form and substance satisfactory to Lender, (i) a favorable opinion of counsel for ORC addressed to Lender with respect to the transactions contemplated by this Amendment, the QMP Purchase Agreements and the OMPC-NC Merger Agreements, (ii) a favorable opinion of special North Carolina counsel for ORC addressed to Lender with respect to the transactions contemplated by this Amendment, the QMP Purchase Agreements and the OMPC-NC Merger Agreements, and (iii) a favorable opinion of counsel for QMP and Owen addressed to ORC, upon which Lender is expressly permitted to rely, with respect to the transactions contemplated by the QMP Purchase Agreements;

              (l) Lender shall have received, in form and substance satisfactory to Lender, (i) a Collateral Assignment of Acquisition Agreements by ORC in favor of Lender, duly authorized, executed and delivered by ORC providing for the assignment of all of ORC's rights and remedies and claims for damages or other relief under the QMP Purchase Agreements and granting Lender such other rights with respect thereto, as Lender may require, and (ii) the agreement of QMP, Owen and the Escrow Agent (as defined in the Purchase Agreements) consenting to the Collateral Assignment of Acquisition Agreements by ORC to Lender duly authorized, executed and delivered by QMP, Owen and the Escrow Agent;

              (m) Lender shall have received, in form and substance satisfactory to Lender, evidence that Lender has valid, perfected and first priority security interests in and liens upon the QMP Purchased Assets;

              (n) Lender shall have received, in form and substance satisfactory to Lender, updates or amendments to the insurance certificates previously issued by the insurance agent and/or insurance company in favor of Lender certifying to Lender that the QMP Purchased Assets, including the Real Property located in Chatham County, North Carolina, are covered by ORC's existing insurance policies and loss payable and additional insured endorsements in favor of Lender;

              (o) Lender shall have received, in form and substance satisfactory to Lender, UCC-3 Termination Statement by Sunbeam with respect to UCC-1 Financing Statements previously filed against QMP and new UCC-1 Financing Statements between ORC, as debtor, and Sunbeam, as secured party, filed with the North Carolina Secretary of State and the Recorder of Deeds of Chatham County, North Carolina;

              (p) Lender shall have received evidence that ORC has qualified to do business as a foreign corporation in the State of North Carolina;

              (q) Lender shall have received evidence that QMP has filed an amendment to its Certificate of Incorporation changing its name to a name bearing no resemblance to Quality Molded Products, Inc.;

              (r) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests and liens upon the Collateral or to affect the provisions or purposes of this Amendment and the other Financing Agreements;

              (s) no material adverse change shall have occurred in the QMP Purchased Assets or the business of QMP conducted with the QMP Purchased Assets by QMP since the date of Lender's latest field examination of the QMP Purchased Assets.

              (t) all requisite corporate action and proceedings in connection with this Amendment and the documents and instruments to be delivered hereunder shall be in form and substance satisfactory to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have reasonably requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

              (u) no Event of Default shall exist or have occurred and no event or condition shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default;

              (v) Lender shall have received, in form and substance satisfactory to Lender, an agreement from Melea Limited and Gain Technologies providing for, among other things, the rights of ORC and Lender with respect to intellectual property licensed to ORC by Gain Technologies and/or Melea Limited and Collateral consisting of or affected by such rights; and

              (w) Lender shall have received, in form and substance satisfactory to Lender, evidence of the payment by ORC of the QMP Purchase Price (subject to adjustment as provided in the QMP Purchase Agreements) in consideration of the purchase by ORC of the QMP Purchase Assets pursuant to the QMP Purchase Agreements and the payment by ORC of an amount not to exceed $240,000 in payment of the broker's fee payable to First Commercial Group upon closing of the acquisition contemplated by the QMP Purchase Agreements, in each case as in effect on the date hereof.

          16. Indemnification. In addition to the indemnification by Borrowers pursuant to Section 12.15 of the Loan Agreement, and, in addition to the rights of Lender under the Reunion Indemnity Agreement and under the QMP Purchase Agreements assigned as Collateral and without limiting Borrowers other Obligations in any manner, Borrowers hereby agree to indemnify and hold Lender, and each of its present and future directors, officers, shareholders, employees, agents, and their respective heirs, legal representatives, successors and assigns, harmless from and against any and all losses, claims, damages, costs or expenses, imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened in connection with or arising out of any actual or claimed failure by ORC or QMP to comply with the provisions of Article 6 of the Uniform Commercial Code of the State of North Carolina applicable to or claimed applicable to the consummation of the transaction under the QMP Purchase Agreements.

          17. Effect of this Amendment. This Amendment and the instruments and agreements delivered pursuant hereto constitute the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, memoranda, proposals, negotiations, discussions, term sheets and commitments with respect to the subject matter hereof and thereof. Except as expressly amended pursuant hereto, and except for the consents expressly set forth herein, no other changes or modifications to the Financing Agreements or consents under any provisions thereof are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.

          18. Further Assurances. Borrowers and ORC, as the surviving corporation of the OMPC-NC Merger, shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Lender to effectuate the provisions and purposes of this Amendment.

          19. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

          20. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

          21. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

     Please sign in the space provided below and return a counterpart of this Amendment, whereupon this Amendment, as so agreed to and accepted, shall become a binding agreement between Borrowers and Lender.

                              Very truly yours,

                              CONGRESS FINANCIAL CORPORATION

                                     [NAME APPEARS HERE]
                              By: ___________________________
                                     Asst. Vice President
                              Title: ________________________


AGREED TO AND ACCEPTED:

ONEIDA ROSTONE CORP.

      [NAME APPEARS HERE]
By: _________________________
       Vice President
Title: ______________________


ONEIDA MOLDED PLASTICS, CORP.
  OF NORTH CAROLINA

      [NAME APPEARS HERE]
By: _________________________
       Vice President
Title: ______________________



                      [SIGNATURES CONTINUE ON NEXT PAGE]

                   [SIGNATURES CONTINUED FROM PREVIOUS PAGE]



CONSENTED TO AND ACKNOWLEDGED:

/s/ Charles E. Bradley, Sr.,
______________________________
CHARLES E. BRADLEY, SR.,
limited personal guarantor


REUNION INDUSTRIES, INC.,
limited corporate guarantor

By:  /s/ Richard L. Evans
     _________________________
     RICHARD L. EVANS


Title: Executive Vice President
       ________________________